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                                                                    EXHIBIT 10.5
                         ACCESS RADIOLOGY CORPORATION
                         SECURITIES PURCHASE AGREEMENT


     THIS Securities PURCHASE AGREEMENT (this "Agreement") is made as of July 28, 1998 by and between ACCESS RADIOLOGY CORPORATION, a Delaware corporation (the "Company"), and each of the persons and entities listed on the signature pages hereof (individually, an "Investor" and collectively, the "Investors").

     The parties agree as follows:

1.        PURCHASE AND SALE OF Securities.

       Sale and Issuance of Securities.

          (a) The Company has filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series K Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation").

          (b) On the terms of this Agreement, each Investor agrees to purchase, if the Company delivers a Drawdown Notice as provided in Section 1.2(a), shares of the Company's Series K Preferred Stock at a purchase price determined pursuant to subsection (c) below. Each Investor agrees to purchase a number of shares of the Company's Series K Preferred Stock equal to the amount of the commitment (the "Commitment") set forth opposite each Investor's name on the signature pages hereof divided by the Series K Purchase Price as defined in subsection (c) below (rounded downward to the nearest whole share). The Series K Preferred Stock will have the rights, privileges, and restrictions set forth in the Certificate of Designation and the Company's Certificate of Incorporation. The obligations of the Investors under this Agreement are several and not joint.

          (c) If a Drawdown Notice is delivered on or before December 31, 1998, the Series K Purchase Price will be $1.40 per share. If a Drawdown Notice is delivered after December 31, 1998, the Series K Purchase Price will be $1.50 per share.

          (d) Upon the execution of this Agreement, the Company is delivering to each Investor a warrant in the form of Exhibit B (each a "Warrant" and collectively the "Warrants") to purchase a number of shares of Common Stock of the Company equal to such Investor's Commitment multiplied by 290/1500 (rounded downward to the nearest whole share).

      Closing.

          (a) At any time on or after the date hereof and on or before March 31, 1999, the Company may deliver to each Investor a notice (the "Drawdown Notice") stating that the Company has irrevocably elected to sell all of the shares of Series K Preferred Stock subject to this Agreement to the Investors. The closing of the purchase and sale of the Series K Preferred Stock (the "Closing") will take place at the principal offices of the Company at 10:00 a.m. (or at such other location and time of day as shall be agreed to by all of the parties hereto) on the date that is 45 calendar days after the date of the Drawdown Notice (or, if such 45th day is not a business day, on the next succeeding business day, or any other date agreed to by all of the parties hereto). If any Investor or Investors shall default on their obligations to purchase Series K Preferred Stock at the Closing, all other Investors shall nonetheless remain obligated to proceed with the Closing and to purchase Series K Preferred Stock as set forth herein. If any Investor or Investors shall default on their obligations to purchase Series K Preferred Stock at the Closing, the Company shall promptly notify the non-defaulting Investors, each of whom shall then have the option to take up and pay for (on the terms set forth in this Agreement) all or part of such non-defaulting Investor's pro-rata share (based upon the Commitments of all of the non-defaulting Investors) of the shares of Series K Preferred Stock that the defaulting Investor or Investors have failed to purchase.

          (b) At the Closing, the Company will deliver to each Investor a certificate representing the shares of Series K Preferred Stock that such Investor is purchasing at Closing against payment of the purchase price therefore by check or wire transfer to be made at the Closing by each Investor.

1.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor as of the date of this Agreement that, except as set forth on the schedule of exceptions attached as Exhibit C (the "Schedule of Exceptions"):

     2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on business, properties or financial condition of the Company (a "Material Adverse Effect"). The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as now proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver the Registration Rights Agreement in substantially the form attached hereto as Exhibit D (the "Registration Rights Agreement"), to issue and sell the Series K Preferred Stock and the Warrants pursuant to this Agreement and the Common Stock (as defined in Section 2.5) issuable upon conversion or exercise thereof (as the case may be) and to carry out the provisions of this Agreement, the Warrants, the Registration Rights Agreement and the Certificate of Designation.

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     2.2  Authorization.  All corporate action on the part of the Company and its officers, directors and stockholders for the authorization, execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement, the performance of all of the obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series K Preferred Stock and the Warrants issued or issuable hereunder and the Common Stock issuable upon conversion or exercise thereof (as the case may be) has been taken or will be taken prior to the Closing. This Agreement, the Warrants and the Registration Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     2.3 Valid Issuance Of Preferred And Common Stock. The Series K Preferred Stock to be purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion or exercise (as the case may be) of the Series K Preferred Stock and the Warrants issued or issuable under this Agreement will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Company's Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.

     2.4 Governmental Consents. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of the Company for the execution, delivery or performance of this Agreement, the Warrants or the Registration Rights Agreement, and the offer, sale or issuance of the Series K Preferred Stock and the Warrants, except (a) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and (b) such filings as have been made prior to the date of this Agreement, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and such post-closing filings as may be required under applicable state securities laws, all of which will be timely filed within the applicable periods therefor.

     2.5 Capitalization And Voting Rights. The authorized capital of the Company consists on the date of this Agreement of:

          (a) 35,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 1,056,698 shares are issued and outstanding.

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          (b)  15,000,000 shares of Preferred Stock, par value $0.01 per share
("Preferred Stock"): (1) 716 of which have been designated as Series B Preferred Stock (all of which are issued and outstanding); (2) 450 of which have been designated as Series C Preferred Stock (all of which are issued and outstanding); (3) 345 of which have been designated as Series E Preferred Stock (344.39 of which are issued and outstanding); (4) 1,000 of which have been designated as Series F Preferred Stock (all of which are issued and outstanding); (5) 816 of which have been designated as Series G Preferred Stock (815.87 of which are issued and outstanding); (6) 400 of which have been designated as Series H Preferred Stock (all of which are issued and outstanding); (7) 8,140,000 of which have been designated as Series J Preferred Stock (7,730,909 of which are issued and outstanding); and (8) 1,785,800 have been designated as Series K Preferred Stock (none of which are issued and outstanding).

          (c) The capitalization table attached to the Schedule of Exceptions is accurate.

          (d) The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

          (e) Except for (1) this Agreement, (2) the conversion privileges of the Preferred Stock, (3) the Investors Rights Agreement dated as of September 30, 1997 among the Company and certain holders of the Company's Series J Preferred Stock, (4) currently outstanding options to purchase 2,334,706 shares of Common Stock granted to employees pursuant to the Company's 1994 Stock Plan (the "Option Plan") and currently outstanding options to purchase 52,898 shares of Common Stock granted to employees outside of the Option Plan, (5) warrants to purchase 255,482 shares of Common Stock (not including the Warrants) granted in connection with private placements of the Company's securities, and (6) warrants to purchase 409,091 shares of Series J Preferred Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. In addition to the aforementioned options, the company has reserved an additional 412,596 shares of Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and to the Company's knowledge there is no agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any security of the Company or the voting by a director of the Company.

     2.6 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

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     2.7     Contracts And Other Commitments. The Company is not bound by any contract, agreement, lease or commitment, written or oral, absolute or contingent, other than (a) contracts for the purchase or license of supplies, software and services that were entered into in the ordinary course of business that do not extend for more than one year from the date hereof, (b) sales contracts entered into the ordinary course of business and (c) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company. For the purpose of this Section 2.7, employment and consulting contracts, contracts with labor unions, license agreements and any other agreements relating to the acquisition or disposition of Intangibles (as defined in Section 2.18) other than standard end-user license agreements will not be considered to be contracts entered into the ordinary course of business.

     2.8 Related Party Transactions. No employee, officer, consultant, stockholder or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Option Plan). To the Company's knowledge, no officer, director, or employee of the Company or any member of his or her immediate family is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's employment with the Company or ownership of capital stock or other securities of the Company).

     2.9 Registration Rights. Except as provided in (1) the Investors Rights Agreement dated as of September 30, 1997 among the Company and certain holders of the Company's Series J Preferred Stock, and (2) Registration Rights Agreements in substantially the form of the Registration Rights Agreement attached hereto as Exhibit D, the Company is not under any obligation and has not granted any rights to register under the Securities Act any of its outstanding securities or any of its securities that may subsequently be issued.

     2.10 Clearances, Approvals, Etc. The Company has all the clearances, approvals, franchises, permits, licenses and any similar authority including, without limitation, all approvals and clearances from the U.S. Food and Drug Administration, the absence of which would have a Material Adverse Effect, and the Company believes it can obtain, without undue burden or expense, any similar authority the absence of which would have a Material Adverse Effect with respect to the business of the Company as now proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11 Compliance With Other Instruments. The Company is not in violation or default of (a) any provision of its certificate of incorporation or bylaws,
(b) any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which

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it is bound or (c) to the best of the Company's knowledge, any judgment, order, writ, decree, statute, rule, regulation or restriction applicable to it including, without limitation, the U.S. Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, which default or violation has had or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license or similar authority applicable to the Company, its business, operations or any of its material assets or properties.

     2.12 Litigation. There is no action, suit proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Warrants or the Registration Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or in any change in the current equity ownership of the Company. The Company is not a party to or, to its knowledge, named in or subject to any material order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

     2.13 Disclosure. The Company has provided each Investor with all information reasonably available to it without undue expense that such Investor has requested in writing for deciding whether to purchase the Series K Preferred Stock.

     2.14 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series K Preferred Stock and the Warrants as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take action hereafter that would cause the loss of such exemption.

     2.15 Title To Property And Assets; Leases. Except for (a) liens reflected in the Financial Statements (as defined in Section 2.16), (b) liens for current taxes not yet due or payable, (c) liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, (e) liens securing money borrowed from a bank or other financial institution, or (f) minor defects in title, the Company has good and marketable title to its property and assets free and clear of all material mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to the Company's knowledge, hold a valid leasehold interest free of any mortgages, liens, claims or encumbrances, subject to clauses (a)-(f) above.

     2.16 Financial Statements. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement, statement of stockholder's equity and statement of cash flows including notes thereto) at December 31, 1997 and for the fiscal year then ended and its unaudited financial statements (balance sheet and profit and loss statement and statement of cash flows) at March 31, 1998 and for the three months then ended ( the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements omit notes thereto required by generally accepted accounting principles. The Financial Statements fairly represent the financial condition and operating results of the Company as of the dates and for the periods indicated therein (subject in the case of unaudited financial statements to normal year end adjustments). Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to March 31, 1998 and (b) obligations under contracts and commitments not required under generally accepted accounting principles to be reflected in the Financial Statements that in both cases, individually or in the aggregate, are not material to the business, properties or financial condition of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person or entity. The Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.17  Changes.  Since March 31, 1998 there has not been:

           (a)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;

          (b)any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect;

          (c)any waiver of compromise by the Company of a valuable right or a material debt owed to it, other than in the ordinary course of business;

          (d)any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except to the extent such satisfaction or discharge will not have a Material Adverse Effect;

          (e)any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

          (f)any material change in any compensation arrangement or agreement with any officer, consultant, director or stockholder of the Company or any of its Subsidiaries;

          (g)any sale, assignment or transfer of any material Intangibles of the Company or any of its Subsidiaries, other than in the ordinary course of business;

          (h)any resignation or termination of employment of any key employee or key consultant of the Company or any of its Subsidiaries;

          (i) any mortgage, lien, claim encumbrance, pledge or security interest created by the Company with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens securing debt for money borrowed to a bank or other financial institution;

          (j) any declaration, setting aside or payment of any dividend or other distribution of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

          (k) to the Company's knowledge, any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect; or

          (l) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.17.

     2.18 Intangibles. To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "Intangibles") necessary for its business as now conducted and as now proposed to be conducted without any conflict with or infringement of the rights of others. Except for end-user license agreements, confidentiality agreements, and licenses set forth in Section 2.18 of the Schedule of Exceptions (the "Material Licenses"), there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or party to any options, licenses or agreements of any kind with respect to the Intangibles of any other person or entity. To the Company's knowledge, each Material License is valid and in full force and effect, and is enforceable by the Company in accordance with its terms. To the Company's knowledge, no person or entity has materially violated or breached, or declared or committed any default under, any Material License. To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that could reasonably be expected to (with or without notice or lapse of time) (a) result in a material violation or breach of any of the provisions of any Material License, (b) give any person or entity the right to declare a default or exercise any remedy under any Material License, (c) give any person or entity the right to accelerate the maturity or performance of any Material License or (d) give any person or entity the right to cancel, terminate or modify any Material License. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or breached any provision of a Material License or misappropriated or by conducting its business as proposed would misappropriate any of the Intangibles of any other person or entity.

     2.19 Employees; Employee Compensation. To the Company's knowledge, there is no strike, labor dispute or union or union organization activities pending or threatened between the Company and any of its employees. None of the employees of the Company belongs to any union or collective bargaining unit. To the Company's knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Neither the execution nor delivery of this Agreement or the Registration Rights Agreement nor the carrying on of business of the Company nor the conduct of such business as proposed will, to the Company's knowledge, conflict with or result in a breach of terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan (other than the Option Plan), profit sharing plan, retirement agreement or other employee compensation agreement. The Company is not aware that any officer or key employee or consultant, or that any group of key employees or consultants, of the Company intends to terminate their employment or service with the Company, nor does the Company have a present intention to terminate the employment or service of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each employee of the Company or any of its Subsidiaries is terminable at the will of the employer.

     2.20 Tax Returns, Payments, And Elections. The Company has timely filed all material tax returns and reports (federal, foreign, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all material taxes and other assessments due, except those contested in good faith. The provision for taxes as shown in the Financial Statements is adequate for taxes due or accrued as of the dates thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a Material Adverse Effect. The Company has not had any tax deficiency proposed or assessed against it and has not has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the income tax returns of the Company and none of its state income or franchise tax or sales or use of tax returns has ever been audited by governmental authorities. Since the end of the Company's last fiscal year, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations.

     2.21 Environmental And Safety Laws. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation has had or could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no material expenditures are or will be required in order to comply with any such statute, law, or regulation.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

     Each Investor hereby represents and warrants to the Company as of the date of this Agreement that:

     3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Registration Rights Agreement, and this Agreement and the Registration Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of such Investor.

     3.2 Purchase Entirely For Own Account. The Series K Preferred Stock and Warrants to be purchased by such Investor and the Common Stock issuable upon conversion or exercise thereof (as the case may be) will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participating in or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to any third party with respect to any of such securities.

     3.3 Reliance Upon Investors' Representations. Such Investor understands that the Series K Preferred Stock and the Warrants are not, and any Common Stock acquired on conversion or exercise thereof (as the case may be) may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Such Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Series K Preferred Stock, Warrants, or Common Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such intention.

     3.4 Receipt Of Information. Such Investor believes it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Series K Preferred Stock and Warrants. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series K Preferred Stock and Warrants and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in
Section 2 of this Agreement.

     3.5 Investment Experience. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Company and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Series K Preferred Stock. If other than an individual, such Investor has not been organized for the purpose of acquiring the Series K Preferred Stock.

     3.6 Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     3.7 Restricted Securities. Such Investor understands that the Series K Preferred Stock, the Warrants, and the Common Stock issuable upon conversion or exercise thereof (as the case may be) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or exemption therefrom, and that in the absence of an effective registration statement covering such securities or an available exemption from registration under the Securities Act, such securities must be held indefinitely. In particular, such Investor is aware that such securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

4.        DELIVERIES AT SIGNING.

     The Company and the Investors have made the following deliveries to each other upon the execution of this Agreement:

     4.1 Registration Rights Agreement. The Company and each Investor have executed and delivered the Registration Rights Agreement.

     4.2 Officer's Certificate. The President of the Company has delivered to the Investors a certificate, dated as of the date of this Agreement, to the effect that the representations and warranties of the Company contained in this Agreement are true as of the date of this Agreement.

     4.3 Secretary's Certificate. The Company has delivered to the Investors a certificate of the Secretary of the Company, dated the date of this Agreement, in form and substance satisfactory to the Investors.

     4.4 Good Standing Certificate. The Company has delivered to the Investors a long form good standing certificate with respect to the Company from the State of Delaware dated as of a date not more than seven days prior to the date of this Agreement.

     4.5 Opinion of Counsel. Ropes & Gray, counsel to the Company, has delivered to the Investors an opinion of counsel in form and substance satisfactory to Palmer & Dodge LLP.

5.        MISCELLANEOUS.

     5.1 Governing Law. This Agreement will be governed by and under the laws of the State of Delaware.

     5.2 Successors And Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of and be binding upon, the successors, assigns, heirs executors and administrators of the parties hereto.

     5.3 Severability. In case any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     5.4  Amendment And Waiver.

          (a)Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and Investors representing at least 66 2/3% of the Commitments hereunder.

          (a)Except as otherwise expressly provided, (1) the obligations of the Company and the rights of the Investors under this Agreement may be waived by any Investor only in writing and for all Investors only with the written consent of Investors representing at least 66 2/3% of the Commitments hereunder, and (2) the obligations of the Investors and the rights of the Company under this Agreement may be waived only with written consent of the Company.

     5.5 Delays Or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach, default or noncompliance of any other party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under the Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to the parties hereto, will be cumulative and not alternative.

     5.6 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (3) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (4) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of delivery. All communications will be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days' advance written notice to the other parties hereto.

     5.7 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

     5.8 Titles And Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

     5.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     5.11 Finder's fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company will indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

     5.12 Expenses. The Company will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and will pay the reasonable fees and expenses of Palmer & Dodge LLP in connection with this Agreement upon presentation of a written statement therefor and up to $2500 of the reasonable fees and expenses of Cooley Godward in connection with this Agreement.

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: Seaflower BioVenture Fund II, LLC

COMMITMENT: $1,600,000.00

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices: c/o Seaflower Associates, Inc.
                     1000 Winter Street, Ste. 1000
                     Waltham, MA 02451-1248

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: J and L Sherblom Family, LLC

COMMITMENT: $100,000

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices: c/o Seaflower Associates, Inc.
                     1000 Winter Street, Ste. 1000
                     Waltham, MA 02451-1248

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: Seaflower Health & Technology Fund, LLC

COMMITMENT: $100,000

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices: c/o Seaflower Associates, Inc.
                     1000 Winter Street, Ste. 1000
                     Waltham, MA 02451-1248

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: Three Arch Bay

COMMITMENT: $500,000

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices:

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: Sweetwater Partners

COMMITMENT: $125,000

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices:

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: Michael Schmertzler

COMMITMENT: $50,000

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices:

The parties have executed this Agreement as of the date first above written.

                                          ACCESS RADIOLOGY CORPORATION

                                          Signature:___________________________

                                          Printed Name:________________________

                                          Title:_______________________________


NAME OF INVESTOR: Paul Felton

COMMITMENT: $25,000

Signature:________________________

Printed Name: ____________________

Title:____________________________

Address For Notices:

                                                                       EXHIBIT A


                         CERTIFICATE OF DESIGNATIONS,
                           PREFERENCES AND RELATIVE,
                   PARTICIPATING, OPTIONAL OR OTHER SPECIAL
              RIGHTS OF THE SERIES K CONVERTIBLE PREFERRED STOCK
                    BY RESOLUTION OF THE BOARD OF DIRECTORS

                                      OF

                         ACCESS RADIOLOGY CORPORATION


Under Section 151 of the
Delaware General Corporation Law

     I, Scott S. Sheldon, President of ACCESS Radiology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, said Board of Directors adopted a resolution dated July 10, 1998, providing for the authorization, designation and issuance of up to 1,785,800 shares of Series K Convertible Preferred Stock, which resolution is as follows:

     RESOLVED: That, pursuant to Section 4.2 of the Certificate of Incorporation of the Corporation, as amended, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as the Series K Preferred Stock, to consist of 1,785,800 shares, with a par value of $.01 per share, and that the designations, preferences and relative, participating, optional or other special rights of the Series K Preferred Stock and the qualifications, limitations or restrictions thereof, be as hereby set forth. The Series K Preferred Stock is hereby designated as "Series Preferred", as that term is defined in the Certificate of Incorporation. Capitalized terms used in this Certificate and not otherwise defined have the meanings specified in the Certificate of Incorporation, as amended from time to time.

Series K Preferred Stock.
------------------------

1.   Number of Shares.  The series of Preferred Stock designated and known as
     ----------------
"Series K Preferred Stock" shall consist of  1,785,800 shares.

2.   Dividend Rights.  Whenever the Company declares a dividend on its Common
     ----------------
Stock, the holders of Series K Preferred Stock will be entitled to receive dividends in an amount equal per share

(on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 2 will not apply to a dividend payable as Common Stock.

3.   Voting Rights.
     --------------

     (a) Except as otherwise provided herein or as required by law, the Series K Preferred Stock will be voted together with the other Series Preferred and the Series J Preferred equally with the shares of Common Stock of the Company, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock. In either case, each holder of shares of Series K Preferred Stock will be entitled to such number votes as is equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series K Preferred Stock are convertible pursuant to Section 5 immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent

     (b) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of 2/3 of the outstanding Series J Preferred Stock and the outstanding Series K Preferred Stock, voting together as a single class on an as-if converted to Common Stock basis, will be necessary for effecting or validating the creation or authorization of any additional class or series of shares of stock unless the same ranks junior to, or pari passu with, the Series K Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or an increase in the authorized amount of any additional class or series of shares of stock unless the same ranks junior to, or pari passu with, the Series K Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or creation or authorization of any obligation or security convertible into shares of any class or series of stock unless the same ranks junior to, or pari passu with, the Series K Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase will be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise. Any action requiring consent pursuant to this clause 3(b) is referred to herein as a "3(b) Consent Event."

     (c) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of 2/3 of the outstanding Series K Preferred Stock, voting together as a single class on an as-if converted to Common Stock basis, will be necessary for effecting or validating the following actions:

         (i) Any 3(b) Consent Event, if, and only if, all actions required to be taken under the terms of the Series J Preferred Stock to implement such 3(b) Consent Event have not been taken or consented to by the requisite holders of the outstanding Series J Preferred Stock prior to or concurrently with the consent obtained with respect to such 3(b) Consent Event pursuant to clause
(3)(b);

          (ii) Except for any 3(b) Consent Event, any amendment, alteration or repeal of the Certificate of Incorporation if the effect would be materially detrimental or adverse in any manner with respect to the rights of the holders of the Series K Preferred Stock;

          (iii) Any redemption or other acquisition of any shares of Series K Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Series K Preferred Stock on the basis of the aggregate number of outstanding shares of such Series Preferred then held by each such holder; or

          (iv) Any increase or decrease (other than by conversion) in the authorized number of shares of Series K Preferred Stock.

     (d) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series Preferred (including the Series K Preferred Stock) and Series J Preferred, voting together as a single class on an as-if converted to Common stock basis, will be necessary for effecting or validating the following actions:

          (i) Any redemption, repurchase, payment of dividends or other distribution with respect to Preferred Stock or Common Stock, except for acquisitions of Preferred Stock or Common Stock by the Company pursuant to and in compliance with agreements that permit the Company to repurchase such shares upon termination of services to the company;

          (ii) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4(d));

          (iii) Any amendment, modification or waiver of the Certificate of Incorporation or Bylaws of the Company relative to the rights, preferences, privileges, restrictions or other matters relating to any series of Preferred Stock;

          (iv)   Any voluntary dissolution or liquidation of the Company; or

          (v) Any issuance of equity securities as compensation to employees, officers, directors or consultants of the Company other than under the Option Plan (as defined in Section 5(j)(v)).

4.   Liquidation Preference.
     -----------------------

     (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, with respect to which the Total Company Valuation (as defined below) is less than $26,000,000, before any distribution or payment is made to the holders of Common Stock, but after the payment of the full liquidation preference of (i) the Series J Preferred and (ii) any Senior Preferred (as defined below), in each case, as set forth in the Certificate of Incorporation, the holders of Series K Preferred Stock will be entitled to be paid out of the assets of the Company, for each share of Series K Preferred Stock held by them, an amount per share of Series K Preferred Stock equal to the Series K Original Issue Price (as defined below and as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series K Preferred). Such payment shall be made on a pari passu basis with the holders of the other Series Preferred (and any other
  ----------
series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred an a pari passu basis in the event of a liquidation). Upon payment in full of the liquidation preference specified in this Section 4(a), each share of the Series K Preferred Stock shall, automatically and without further action, be converted into Common Stock at the then effective Conversion Rate (as defined in Section 5(a)), and the Common Stock issuable upon such conversion shall participate in the proceeds of the liquidation of the Company as provided in Section 4(c). Any series of Preferred Stock which is designated as senior to the Series K Preferred Stock with respect to liquidation preferences and the creation or authorization of which was consented to in accordance with clause 3(b) and, if applicable, clause 3(c)(i) is referred to herein as "Senior Preferred."

     (b) If the assets to be distributed among the holders of the Series K Preferred Stock, the other Series Preferred (and any other series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred on a pari passu basis in the event of a liquidation) are insufficient to permit payment in full to such holders of the amounts distributable pursuant to the Certificate of Incorporation, then such assets will be distributed ratably among such holders of outstanding shares of Series K Preferred Stock, shares of other Series Preferred, and any other series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred on a pari passu basis in the event of a liquidation.

     (c) After the payment of the full liquidation preference of the Series K Preferred Stock and the other Series Preferred, and any liquidation preference of the Series J Preferred pursuant to Section 4.3(d)(1) of the Company's Certificate of Incorporation, the remaining assets of the Company legally available for distribution, if any, will be distributed ratably to the holders of the Common Stock and Series J Preferred on an as-if-converted to Common Stock basis.

     (d)  The following definitions will apply under this Section 4:

          (i)  a "liquidation" of the Company will include (without limitation):

              (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own 50% or less of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which 50% or more of the Company's voting power is transferred unless within ten days after receipt of notice that the event will occur, holders of a majority of the outstanding Series Preferred (including the Series K Preferred Stock), voting together as a single class on an as-if-converted to Common Stock basis, and holders of a majority of the outstanding Series J Preferred elect in writing not to treat such event as a liquidation of the Company (an "Acquisition"); or

                 (B) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

          (ii) "Total Company Valuation" means the aggregate Fair Market Value of the consideration received or to be received by all holders of capital stock of the Company in any liquidation, dissolution or winding up of the Company (including consideration received or to be received through the operation of this Section 4). In the event of an Acquisition involving the transfer of less than all of the capital stock of the Company, the Total Company Valuation will be computed by multiplying the Fair Market Value of the consideration received or to be received by all holders of capital stock of the Company in such transaction by a fraction, the numerator of which is the total number of shares of capital stock of the Company then outstanding (on an as-if-converted to Common Stock basis and assuming the exercise of all outstanding stock options and warrants) and the denominator of which is the number of shares of the Company's capital stock (on an as-if-converted to Common Stock basis and assuming the exercise of all outstanding stock options and warrants) actually transferred.

          (iii) "Fair Market Value" means (A) with respect to consideration consisting of cash, the amount of such cash, (B) with respect to securities that are publicly traded, the average Current Market Price of such securities over the 20 consecutive trading days ending with and including the date prior to the date as of which Fair Market Value is to be determined, and (C) with respect to any other property, the value determined in good faith by the Board of Directors of the Company.

          (iv) "Current Market Price" of a security means, for any day, the last reported sale price, or if no sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, as reported by Nasdaq in the over the counter market or, if not reported by Nasdaq, the average of the bid and asked prices as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for the purpose by the Company's Board of Directors or, if there is no such firm, as determined in good faith by the Company's Board of Directors.

          (v) "Series K Original Issue Price" means, with respect to each share of Series K Preferred, the Series K Purchase Price (as defined in the Securities Purchase Agreement dated as of July 28, 1998 among the Company and the Investors named therein).

5.   Conversion Rights of Series K Preferred Stock.  The holders of the Series K
     ----------------------------------------------
Preferred Stock will have the following rights with respect to the conversion of the Series K Preferred Stock into shares of Common Stock:

     (a)  Conversion Rate. The Conversion Rate in effect at any time for
          ----------------
conversion of the Series K Preferred will be the quotient obtained by dividing the Series K Original Issue Price by Series K Conversion Price (as defined below). The conversion price for the Series K Preferred Stock (the "Series K Conversion Price") will initially be the Series K Original Issue Price. The Series K Conversion Price will be adjusted from time to time in accordance with this Section 5. All references to the Series K Conversion Price herein mean the Series K Conversion Price as so adjusted. The number of shares of Common Stock to which a holder of Series K Preferred Stock will be entitled upon conversion will be the product obtained by multiplying the Series K Conversion Rate then in effect by the number of shares of Series K Preferred Stock being converted.

     (b)  Optional Conversion.
          --------------------

          (i) Subject to and in compliance with the provisions of this Section 5(b), any shares of Series K Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock.

          (ii) Each holder of Series K Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5(b) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series K Preferred Stock, and will give written notice to the Company at such office that such holder elects to convert the same. Such notice will state the number of shares of Series K Preferred Stock being converted. Thereupon, the Company will promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and will promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series K Preferred Stock being converted. Such conversion will be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series K Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date.

     (c)  Automatic Conversion.
          ---------------------

          (i) Each share of Series K Preferred Stock will automatically be converted into shares of Common Stock (A) at any time upon either of (1) the affirmative election of the holders of a majority of the then-outstanding shares of the Series K Preferred Stock and the then-outstanding shares of Series J Preferred Stock, voting together as a single class on an as-if converted to Common Stock basis; provided, however, that the effectiveness of such election shall be subject to the prior or concurrent conversion of (or irrevocable election to convert) the Series J Preferred Stock pursuant to Section 4.3(f)(3)(A) of the Certificate of Incorporation or (2) the affirmative election of the holders of a majority of the then-outstanding shares of the Series K Preferred Stock, voting together as a single class on an as-if converted Common Stock basis, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (1) the per share price to the public is at least $3.00 and (2) the aggregate cash proceeds to the Company (after deduction of underwriters' commissions and expenses) are at least $15,000,000 (a "Qualified IPO").

          (ii) Upon the first occurrence of an event specified in Section 5(c)(i), the outstanding shares of Series K Preferred Stock will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series K Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates (and, if reasonably requested by the Company, obtains a bond therefor). Upon the occurrence of such automatic conversion of the Series K Preferred Stock, the holders of Series K Preferred Stock will surrender the certificates representing such shares at the office of the company or any transfer agent for the Series K Preferred Stock. Thereupon, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series K Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and declared and unpaid dividends will be paid in accordance with the provisions of Section 5(b)(ii).

     (d)  Adjustment For Stock Splits and Combinations. If the Company at any
          ---------------------------------------------
time from time to time after the date on which this Certificate of Designation is filed (the "Filing Date") effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series K Conversion Price in effect immediately before that subdivision will be proportionately decreased. Conversely, if the Company at any time or from time to time after the Filing Date combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series K Conversion Price in effect immediately before the combination will be in proportionately increased. Any adjustment under this
Section 5(d) will become effective at the close of business on the date the subdivision or combination becomes effective; provided that if the initial Series K Conversion Price has not yet been determined as of such date, then such adjustment shall be made on the first day that the Series K Conversion Price may be determined.

     (e)  Adjustment For Common Stock Dividends And Distributions. If the
          --------------------------------------------------------
Company at any time or from time to time after the Filing Date makes a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series K Conversion Price that is then in effect will decreased as of the time of such issuance by multiplying the Series K Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; provided that if the initial Series K Conversion Price has not yet been determined as of date of such issuance, then such adjustment shall be made on the first day that the Series K Conversion Price may be determined.

     (f)  Adjustments For Other Dividends And Distributions. If the Company at
          --------------------------------------------------
any time or from time to time after the Filing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision will be made so that the holders of the Series K Preferred Stock will receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company that they would have received had their Series K Preferred Stock been converted into Common Stock on the date of such event (giving effect to the Series K Conversion Price in effect on that date or on the first date thereafter that the Series K Conversion Price may be determined) and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to rights of the holders of the Series K Preferred Stock or with respect to such other securities by their terms.

     (g)  Adjustments For Reclassification, Exchange And Substitution. If at any
          ------------------------------------------------------------
time or from time to time after the Filing Date the Common Stock issuable upon the conversion of the Series K Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series K Conversion Price is provided elsewhere in this Section 5), in any such event each holder of Series K Preferred Stock will have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series K Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change (giving effect to the Series Conversion Price in effect at that time or at the first time thereafter that the Series K Conversion Price may be determined), all subject to further adjustment as provided herein or with respect to such securities or property by the terms thereof.

     (h)  Reorganizations. If at any time or from time to time after the Filing
          ----------------
Date there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series K Conversion Rate is provided elsewhere in this Section 5), as part of such capital reorganization, provision will be made so that the holders of the Series K Preferred Stock will thereafter be entitled to receive upon conversion of the Series K Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any case, appropriate adjustment will be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series K Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustments of the Series K Conversion Price and the number of shares issuable upon conversion of the Series K Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable.

     (j)  Sale Of Shares Below Series K Conversion Price.
          -----------------------------------------------

          (i) If at any time or from time to time after the Filing Date and on or prior to September 30, 1999 the Company issues or sells, or is deemed by the express provisions of this Section 5 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series K Conversion Rate is provided elsewhere in this Section 5, for an Effective Price (as hereinafter defined) less than the then-effective Series K Conversion Price, then and in each such case the then-effective Series K Conversion Price will be reduced (if necessary), as of the opening of business on the date of such issue or sale, to be equal to the lesser of the then-effective Series K Conversion Price and the Series K Conversion Price obtained by application of the following expression:

                              1
                      -----------
               CP  =  (1/EP - WF)

Where CP is the Series K Conversion Price, EP is the Effective Price (as defined below), and WF is the Warrant Factor (as defined below).

          (ii) If at any time or from time to time after September 30, 1999 the Company issues or sells, or is deemed by the express provisions of this Section 5 to have issued or sold, Additional Shares of Common Stock, other than as an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series K Conversion Rate is provided elsewhere in this Section 5, for an Effective Price less than the then-effective Series K Conversion Price, then and in each such case the then-effective Series K Conversion Price will be reduced (if necessary) so that each holder of Series K Preferred Stock shall be entitled to receive upon conversion that number of shares of Common Stock equal to the greater of
(X) the number of shares resulting from the application of the then effective Series K Conversion Price and (Y) the number of shares resulting from (A) applying a conversion price determined by multiplying the then-effective Series K Conversion Price by a fraction (q) the numerator of which will be (I) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (2) the number of shares of Common Stock that the aggregate consideration received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued would be purchase at such Series K Conversion Price, and (r) the denominator of which will be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued, and (B) subtracting, from the number of shares obtained by applying the conversion price determined in the forgoing clause (A), a number of shares obtained by multiplying the Warrant Factor by the product of the Series K Original Issue Price and the number of shares of Series K Preferred Stock held by the relevant holder. For the purposes of preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date will be the sum of (1) the number of shares of Common Stock actually outstanding and (2) the number of shares of Common Stock into which the then-outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date.

          (iii)  For the purpose of making any adjustment required under this
Section 5(j), the consideration received by the Company for any issue or sale of securities (A) to the extent it consists of cash, will be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expense payable by the Company, (B) to the extent it consists of property other than cash, will be computed at the fair market value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, will be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (iv) For the purpose of the adjustment required under this Section 5(j), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series K Conversion Price, then in each case the Company will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance if such rights or options or Convertible Securities plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of the Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Company will be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series K Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, will be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities will expire without having been exercised, the Series K Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities will be adjusted to the Series K Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment will not apply to prior conversions of Series K Preferred Stock.

          (v) "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 5(j), whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stock issued upon conversion of the Preferred Stock,
(B) up to 2,850,000 shares (the "Cap") of the Company's Common Stock and/or options or other Common Stock purchase rights, and the Common Stock issued pursuant to such options or other rights (whether previously or hereafter issued and as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued to employees, officers, or directors of or consultants to the Company or any subsidiary pursuant to a stock option plan that is in effect on the Filing Date or that is approved unanimously by the Board of Directors after the Filing Date (the "Option Plan"), provided, however, that if any options or other rights to purchase Common Stock lapse unexercised, such options or rights will not be counted toward the Cap after such lapse; (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Filing Date; (D) shares of Common Stock and/or warrants, options or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the Filing Date pursuant to any equipment leasing arrangement or debt financing approved by the Board of Directors; and (E) shares of Common Stock and/or warrants issued or deemed to be issued pursuant to the Securities Purchase Agreement dated as of July __, 1998 among the Company and the Investors named therein, as amended from time to time, and shares of Common Stock issuable upon the exercise of warrants issued or deemed to be issued, pursuant to such Agreement.

          (vi) The "Effective Price" of Additional Shares of Common Stock means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 5(j), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 5(j), for such Additional Shares of Common Stock.

          (vii) "Warrant Factor" means 0.193333, subject to adjustment as provided herein. In case the Company shall at any time after the Filing Date subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Warrant Factor in effect immediately prior to such subdivision shall be proportionately increased, and, conversely, in case at any time after the Filing Date the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Factor in effect immediately prior to such combination shall be proportionately decreased. Each calculation of the Warrant Factor will be made to at least six decimal places.

     (k)  Certificate of Adjustment.  In each case of an adjustment or
          -------------------------
readjustment of the Series K Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series K Preferred Stock, if the Series K Preferred Stock is then convertible pursuant to this
Section 5, the Company, at its expense, will compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage paid, to each registered holder of Series K Preferred Stock at the holder's address as shown in the Company's book's. The certificate will set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series K Conversion Price at the time in effect, (C) the number of Additional Shares of Common Stock and (D) the type and amount, if any, of other property that at the time would be received upon conversion of the Series K Preferred Stock.

     (l)  Notices Of Record Date.  Upon (A) any taking by the Company of a
          ----------------------
record of the holders of any class of securities for the purpose of determining the holders there of who are entitled to receive any dividend or other distribution or (B) any Acquisition or other capital reorganization of the Company, any reclassification of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, any Asset Transfer or voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to each holder of Series K Preferred Stock at least 20 days prior to the record date specified therein a notice specifying (X) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (Y) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (Z) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

     (m)  Fractional Shares. No Fractional Shares of Common Stock will be issued
          -----------------
upon conversion of Series K Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series K Preferred Stock by a holder thereof will be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

     (n)  Reservation Of Stock Issuable Upon Conversion. The Company will at all
          ----------------------------------------------
times reserve and keep available out of it's authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series K Preferred Stock, such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all outstanding shares of the Series K Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then-outstanding shares of the Series K Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

     (o)  Notices. Any notice or required or permitted by the provisions of this
          -------
Section 5 will be in writing and will be deemed effectively given: (A) upon personal delivery to the party to be notified, (B) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (C) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (D) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be addressed to each holder of record at the address of such holder appearing on the book of the Company.

     (p)  Payment Of Taxes.  The Company will pay all taxes (other than taxes
          -----------------
based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series K Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series K Preferred Stock so converted were registered.

     (q)  No Dilution or Impairment. Without the consent of the holders of then-
          -------------------------
outstanding Series K Preferred as required under Section 3(b), the Company will not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series K Preferred Stock against dilution or other impairment.


           [The remainder of this page is intentionally left blank.]

                                                    [Certificate Of Designation]

     IN WITNESS WHEREOF, ACCESS Radiology Corporation has caused this Certificate to be signed by Scott S. Sheldon, its President.


                                 ACCESS RADIOLOGY CORPORATION



                                   By:____________________________________
                                    Scott S. Sheldon, President

                                                                       EXHIBIT B


See Exhibit 10.18 filed with this Registration Statement.

                                                                       Exhibit C

                           SCHEDULE OF EXCEPTIONS TO

                         ACCESS RADIOLOGY CORPORATION

                    SERIES K SECURITIES PURCHASE AGREEMENT


     Capitalized terms used herein and not otherwise defined have the meanings set forth in the Securities Purchase Agreement. Disclosure of any matter in any item of this Schedule is deemed to be disclosure of such matter for purposes of all items with respect to which such matter is required to be disclosed. Disclosure of any matter in this Schedule does not, by implication or otherwise, indicate that such matter is material.

     2.5(d) The Company has issued a certificate for five shares of Series C Preferred Stock to Joseph Tortorici, a holder who in fact subscribed and paid for four shares. The Company is in the process of contacting Mr. Tortorici to correct this error.

     2.5(e) Certain nominee holders of capital stock of the Company that is beneficially owned by persons resident outside of the United States have granted proxies to an individual representative for purposes of voting on matters submitted to shareholders.

     2.7.  Contracts:

1. Master Lease Agreement with LTI Ventures Leasing Corp.

2. Loan Agreement and Related Documentation with Fleet National Bank.

3. OEM Development Software Agreement with Mitra Imaging Incorporated.

4. Software Development and Licensing Agreement with AWARE, Inc.

5. Amended and Restated Reseller Agreement with ISG Technologies, Inc.

6.Lease Agreement with Hartwell Group LLC (principal office and manufacturing facility).

7. Purchase Agreement originally with Lockheed Martin Medical Imaging Systems, Inc. (Note: The business of Lockheed Martin Medical Imaging Systems, Inc. has since been acquired by General Electric. The counterparty is now GE Medical Systems.)

8. Employment Agreement with Scott Sheldon.

9. Employment Agreement with Philip Holberton.

10. Employment  Agreement with Howard Pinsky.

11. Letter of Intent with Sterling Diagnostic Imaging, Inc.

12. Various confidentiality agreements with industry participants.

13. Stock option agreements with directors, employees and members of the Medical and Technical Advisory Board.

14. Contract Tariff with ATT.

15. Master Software Agreement  with Astea International, Inc.

16. Investors Rights Agreement with holders of Series J Preferred Stock.

17. Series J Preferred Stock Purchase Agreement.

18. Equipment Purchase Contract with Lumisys, Inc.

19. Reseller Agreement with IMNET Systems, Inc.

     2.8. Mr. Gary Sadow, a member of the Company's Medical and Technical Advisory Board to whom stock options have been granted, is an officer of Sterling Diagnostic Imaging, Inc. ("Sterling"). ACCESS and Sterling have entered into a letter of intent regarding the resale by Sterling of ACCESS products. Mr. Sadow participated in the negotiation of this letter of intent and is expected to participate in the negotiation of definitive contractual documentation.

     2.12. American Telemedicine International/ Massachusetts General Hospital.
           --------------------------------------------------------------------
ACCESS received a letter dated June 19, 1996 from counsel to American Telemedicine International ("ATI"), written on behalf of ATI and Massachusetts General Hospital ("MGH"). This letter states that ATI is "associated...through merger" with RSTAR, Inc. ("RSTAR"), which is a former employer of Howard Pinsky, an executive of ACCESS. The June 19th letter asserts that U.S. Patent No. 5,469,353, issued to Mr. Pinsky and others and assigned to ACCESS, is derived from proprietary information and trade secrets of MGH and RSTAR, has been improperly assigned, and is currently unenforceable due to incorrect ownership. The letter demands assignment of the patent to ATI and the addition of a current ATI employee as an inventor. The June 19th letter asserts that Mr. Pinsky had misappropriated proprietary information and trade secrets relevant to the patent which were provided to him while working for RSTAR. Counsel to ATI also made claims against Mr. Pinsky in a separate letter addressed to Mr. Pinsky personally. ACCESS has agreed to indemnify Mr. Pinsky against claims made against him in connection with this dispute.

     The June 19th letter contained an offer to make documentation supporting the claims of RSTAR and MGH available to ACCESS. In a responsive letter dated July 3, 1996, patent counsel to ACCESS (Lahive & Cockfield) stated that a preliminary investigation indicated that the assertions of the June 19th letter were incorrect, and requested copies of the offered documentation. In a subsequent letter dated July 31, counsel to ATI stated that delivery of such documentation would be conditioned on execution by ACCESS of an enclosed "Confidential Disclosure Agreement", the terms of which are unacceptable to ACCESS. The July 31 letter also requested that ATI receive documentation relevant to the patent from ACCESS. In a further response dated August 21, counsel to ACCESS stated that the agreement proposed by ATI was not acceptable, that in any event no confidentiality agreement should be required for disclosure of material now included in an issued patent, and that ACCESS was not prepared to deliver any material to ATI prior to receiving some substantiation of ATI's claims. The August 21 letter further stated the belief of ACCESS that the claims of ATI and MGH are without merit.

     Subsequent to August 21, 1996, counsel to ACCESS and counsel to ATI exchanged further letters and telephone calls regarding the terms on which ATI would be willing to make material supporting ATI's claims available to ACCESS. No resolution to this matter was reached, and ATI and its counsel have not communicated with ACCESS or its counsel since December 19, 1996, the date of the last letter that counsel to ACCESS sent to counsel to ATI on this matter.

     ACCESS believes that the claims of ATI and MGH are without merit and intends to contest them vigorously.

     2.16. Reference is made to the matters disclosed in items 2.7 and 2.12.

     2.17(a). The Company is currently experiencing losses on a cash basis of approximately $300,000 per month. Reference is made to all other matters disclosed in response to Section 2.17.

     2.17(c). GE Medical Systems is a business unit of General Electric that succeeded through an asset purchase to the business of Lockheed Martin Medical Imaging ("LMMIS") and the Purchase Agreement between ACCESS and LMMIS. GE Medical Systems has informed ACCESS that, as a matter of policy, GE Medical Systems will not honor certain provisions of the LMMIS contract calling for rebates of discounts granted by ACCESS if volume purchase targets are not met. ACCESS and GE Medical Systems are in the process of amending the LMMIS contract to, among other things, eliminate these rebates.

     2.17(e). The Fleet loan was renewed and amended as of April 10, 1998. ACCESS has amended its software agreement ISG Technologies since March 31. ACCESS is in the process of renegotiating its agreement for sales of services and equipment to TeleQuest, Inc., a customer undergoing financial stress, and has agreed to modify or cancel some of TeleQuest's purchase obligations

     2.17(f). ACCESS finalized a new bonus plan for senior executives in May of 1998.

     2.17(h). Calvin Head, the Company's Director of Customer Engineering, resigned in May of 1998.

     2.17(j). ACCESS repurchased 100,000 shares of Common Stock from Scott Sheldon for $50,000 in April of 1998.

     2.18. Reference is made to Item 2.7. The Company licenses various generally commercially available software from vendors (for example, Microsoft) under standard terms of such vendors.

     2.19. Reference is made to Items 2.7 and 2.17(f).

     2.20. ACCESS believes that it is late in filing some of its state sales tax returns. ACCESS does not believe that this will have a Material Adverse Effect. The Commonwealth of Massachusetts has audited ACCESS's Massachusetts sales tax returns through 1997 and has assessed additional sales tax as a result of this audit. ACCESS is contesting the amount of this assessment.

                                                                       EXHIBIT D


See Exhibit 10.9 filed with this Registration Statement.